Exhibit 99.4
Form 8-K
Viking Systems, Inc.
File No. 000-49636
                              VIKINGS SYSTEMS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                       UNDER THE 2004 STOCK INCENTIVE PLAN

     THIS AGREEMENT is made as of September 9, 2004, between Viking Systems, Inc., a Nevada corporation (the "Company"), and Hans Steinmann (the "Optionee").

     THE PARTIES AGREE AS FOLLOWS:

     1. Option Grant. The Company hereby grants to the Optionee an option (the "Option") to purchase the number of shares of the Company's common stock (the "Option Shares"), for an exercise price per share (the "Option Price") and based upon a Grant Date, all as set forth below. The Option is subject to the vesting limitations set forth in Section 2 hereof.

                     Shares under option:    25,000
                     Option Price per Share: $.40
                     Grant Date:             September 9, 2004

     The Option will be subject to all of the terms and conditions set forth herein and in the Company's 2004 Stock Incentive Plan (the "Option Plan"), a copy of which is attached hereto and incorporated by reference. The Option granted hereunder will be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Vesting. The Option is 100% vested as of September 9, 2004.

     3. Stockholder Rights. No rights or privileges of a stockholder in the Company are conferred by reason of the granting of the Option. Optionee will not become a stockholder in the Company with respect to the Option Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

     4. Termination. Subject to earlier termination as provided in the Option Plan, this Option will expire, unless previously exercised in full, on September 9, 2006, which date is on or prior to the tenth anniversary of the Grant Date.

     5. Terms of the Option Plan. The Optionee understands that the Option Plan includes important terms and conditions that apply to this Option. Those terms include (without limitation): important conditions to the right of the Optionee to exercise the Option; important restrictions on the ability of the Optionee to transfer the Option or to transfer Option Shares received upon exercise of the Option; and early termination of the Option following the occurrence of certain events, including the Optionee no longer being an employee, director, consultant or independent contractor to or of the Company or its subsidiaries. The Optionee acknowledges that he or she has read the Option Plan, agrees to be bound by its terms, and makes each of the representations required to be made by the Optionee under it.

     6. Miscellaneous. This Agreement (together with the Option Plan) sets forth the complete agreement of the parties concerning the subject matter hereof,



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superseding  all  prior  agreements,   negotiations  and  understandings.   This
Agreement will be governed by the substantive law of the State of Nevada, and may be executed in counterparts.

      The parties hereby have entered into this Agreement as of the date set forth above.

                                    Viking Systems, Inc.

                                    By    /s/ Thomas B. Marsh
                                          Thomas B. Marsh, President

                                    (Optionee)



                                    /s/ Hans Steinmann

                           Address: _______________________________
                                    _______________________________
                                    _______________________________


Attachments: (1) Spousal Consent
             (2) Viking Systems, Inc. Stock Incentive Plan



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                                 SPOUSAL CONSENT

     The undersigned is the spouse of the Optionee referred to in the attached Incentive Stock Option Agreement (the "Agreement"). The undersigned acknowledges that he or she:

     (1) has received, reviewed and understands the terms of the Agreement (including its attachments);

     (2) consents to the Agreement, and agrees to be bound by its terms to the extent that he or she now has or may obtain any interest in the Option or Shares covered by the Agreement; and

     (3) understands that the Company is relying upon this consent in entering into the Agreement and in not taking further steps to protect its interests.

      Date: _____________ ___, 2004




                                    Signature
                                    Name: _________________________



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